                                                                     EXHIBIT 8.1



Novamerican Steel Inc. Subsidiaries


NAME                                              JURISDICTION OF INCORPORATION
----                                              -----------------------------
156499 Canada Inc.                                Canada

American Steel & Aluminum Corporation             Massachusetts

Argo Steel Ltd.                                   Quebec

BethNova Tube, LLC (50% owned)                    Delaware (limited partnership)

Cresswell Roll Forming Ltd.                       Canada

Delta Tube and Company, Limited (60% owned)       Quebec (limited partnership)

Integrated Steel Industries, Inc.                 Delaware

Metco Steel Inc.                                  Canada

Novmamerican Tube Holdings, Inc.                  Delaware

Nova Steel Ltd.                                   Quebec

Nova Steel Processing Centre Ltd.                 Canada

Nova Tube and Steel, Inc.                         Delaware

Nova Tube Inc.                                    Quebec

Nova Tube Ontario Inc.                            Canada